EXHIBIT 10.6


                            BRIDGE SECURITY AGREEMENT


                  THIS BRIDGE SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "BRIDGE SECURITY AGREEMENT"), dated as of September 13, 2002, is made by CHOICE ONE COMMUNICATIONS INC., a Delaware corporation (the "COMPANY"), and certain Subsidiaries thereof listed on the signature pages hereto (the "SUBSIDIARY GRANTORS", and together with the Company and each additional Grantor who executes this Bridge Security Agreement or a Joinder Agreement pursuant to
Section 9.12 of the Senior Credit Agreement referred to below, the "GRANTORS," each individually, a "GRANTOR"), in favor of (as defined below) MORGAN STANLEY SENIOR FUNDING, INC. as bridge collateral agent (the "BRIDGE COLLATERAL AGENT") for the benefit of itself and the financial institutions (the "BRIDGE LENDERS") as are, or may from time to time become, parties to the Bridge Agreement (as defined below) subject to the terms of the Intercreditor Agreement.

                              STATEMENT OF PURPOSE

                  Pursuant to the Bridge Financing Agreement, dated as of August 1, 2000, as previously amended and amended and restated as of the date hereof, as may be further amended, amended and restated, supplemented or otherwise modified from time to time (the "BRIDGE AGREEMENT"), among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent, and the Bridge Lenders, the Bridge Lenders made certain rollover loans to the Company (the "ROLLOVER LOANS").

                  Pursuant to the Third Amended and Restated Credit Agreement of even date herewith (as further amended, restated, supplemented or otherwise modified from time to time, the "SENIOR CREDIT AGREEMENT"), by and among the Company, as Guarantor, its Subsidiaries party thereto, as Borrowers, the lenders party thereto (the "SENIOR LENDERS"), Wachovia Investors, Inc. (formerly known as First Union Investors, Inc.) as administrative agent (the "SENIOR ADMINISTRATIVE AGENT") and the other Agents party thereto, the Senior Lenders agreed to extend two additional term loan facilities (the "EXTENSIONS OF CREDIT") and certain other amendments as provided in the Senior Credit Agreement.

                  Pursuant to the Third Amended and Restated Security Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SENIOR SECURITY AGREEMENT"), the grantors party thereto granted a security interest in the collateral referred to therein in order to secure the obligations under the Senior Credit Agreement.

                  It is a condition precedent to the obligation of the Senior Lenders to make the Extensions of Credit to the Grantors and to the Bridge Lenders amending the Bridge Agreement to allow for the Extensions of Credit that the Grantors shall have executed and delivered the subordinated upstream guarantee of the Bridge Agreement, dated as of the date hereof (the "SUBORDINATED GUARANTEE"), to the Bridge Lenders.


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                  Pursuant to the Subordinated Guarantee, each Grantor has
guaranteed the prompt payment and performance when due of all obligations of the Company under the Bridge Agreement and granted a subordinated security interest in the Collateral (as defined herein). The Subordinated Guarantee shall be secured by, among other things, this Bridge Security Agreement.

                  The Grantors, the Bridge Lenders, Senior Lenders, the Senior Administrative Agent and the Bridge Collateral Agent have entered into an Intercreditor Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT").

                  NOW, THEREFORE, in consideration of these premises and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to induce the Bridge Collateral Agent and the Bridge Lenders to give the consents and waivers necessary to amend the Bridge Agreement, the Grantors hereby agree with the Bridge Collateral Agent, for the ratable benefit of itself and the Bridge Lenders, as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Bridge Agreement, and the following terms shall have the following meanings:

         "ACCOUNT DEBTOR" means "account debtor" (as defined in the UCC) including any Person who is or may become obligated to any Grantor under, with respect to, or on account of, an Account.

         "ACCOUNTS" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest, including, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Grantor and arising from the sale, lease, consignment or exchange of goods or other property, or from the performance of services by such Grantor, (b) all of each Grantor's rights to any goods or other property services or represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and (c) all monies due or to become due to any Grantor under all contracts for the sale, lease, consignment or exchange of goods or other property or for the performance of services by such Grantor (whether or not yet earned), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of such contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

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         "ACCOUNTS AGING REPORT" means a detailed aged trial balance of all
Accounts existing as of a specified date, specifying the names, addresses, face value and dates of invoices of each Account Debtor obligated on any Accounts so listed, and otherwise in form and substance satisfactory to the Bridge Collateral Agent and Required Lenders.

         "BRIDGE COLLATERAL AGENT" shall have the meaning assigned to such term in the recitals hereto.

         "BRIDGE PLEDGE AGREEMENT" means the Bridge Pledge Agreement, dated as of the date hereof, granted by the pledgors named therein in favor of the Bridge Collateral Agent for the ratable benefit of itself and the Bridge Lenders as amended, amended and restated, supplemented or otherwise modified from time to time.

         "COLLATERAL" shall have the meaning given thereto in Section 2(a) hereof.

         "COLLATERAL ACCOUNT" means a cash collateral account established by the Grantors with the Senior Administrative Agent, in the name and under the exclusive dominion and control of the Senior Administrative Agent, pursuant to
Section 6 hereof.

         "COPYRIGHT LICENSE" means any written agreement now or hereafter in existence granting to any Grantor any right to use any Copyright.

         "COPYRIGHTS" means, collectively, all of the following now owned or hereafter created or acquired by any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, including, without limitation, any thereof referred to on SCHEDULE I hereto; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "DOCUMENTS" means all "documents" (as defined in the UCC) or other receipts of any Grantor covering, evidencing or representing goods or services, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest.

         "EQUIPMENT" means all "equipment" (as defined in the UCC) of any Grantor, wherever located, and all Telecommunications Equipment, machinery, goods and other equipment of any Grantor used or bought for use primarily in the business of such Grantor, including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, in all such cases whether now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest.

         "FINANCING STATEMENTS" shall mean the UCC Form UCC-1 Financing Statements executed by the Grantors with respect to the Collateral and filed (or to be filed) in the jurisdictions set forth in the Perfection Certificate.

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         "FIXTURES" shall mean all "fixtures" (as defined in the UCC) of any
Grantor, whether now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest.

         "GENERAL INTANGIBLES" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest, including, without limitation, all payment intangibles, all rights to indemnification, and all rights, title and interest which any Grantor now has or hereafter acquires in or under the Lucent Agreement, switch installation and testing contracts, lease agreements for fiber capacity, rights of way, each Material Contract and all other contracts (other than contracts described in the definition of Accounts), permits, licenses, franchises, causes of action, tax refund claims, customer lists, Intellectual Property, license royalties, goodwill, trade secrets, data bases, business records, and all other intangible property of every kind and nature; provided that for the purpose of Section 2 hereof, the grant, assignment, transfer, mortgage, hypothecation and pledge of General Intangibles (which includes, as noted herein, Intellectual Property) set forth therein shall not include any intent to use application or registration of trademark until to the filing of a verified statement of use in connection therewith.

         "INSTRUMENTS" means all "instruments", "chattel paper" or "letter-of-credit rights" (each as defined in the UCC) of any Grantor, including, without limitation, instruments, chattel paper and letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of any of the Accounts, including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest.

         "INTELLECTUAL PROPERTY" means, collectively, all of the following of any Grantor: (a) all systems software and applications software, including, without limitation, screen displays and formats, program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer's notes, functional specifications, operations manuals, formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas,
(c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents, Patent rights, Patent applications, Copyrights, Copyright applications, Trademarks, Trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of Trademarks, trade names and service marks, and Trademark, trade name and service mark registrations and Patent Licenses, Trademark Licenses, Copyright Licenses, (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of any Grantor necessary for the conduct of its business and (f) all goodwill associated with the items described in the foregoing clauses (a), (b), (c), (d) and (e); provided that for the purpose of Section 4(d)(iii) hereof, the assignment, transfer and conveyance of the Intellectual Property set forth therein shall not include any intent to use application or registration of trademark until to the filing of a verified statement of use in connection therewith.

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         "INVENTORY" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest, wherever located, including, without limitation, all raw materials, inventory and other materials and supplies, work in process, finished goods, all accessions thereto, documents therefor and any products made or processed therefrom, all software related thereto (including, without limitation, software that is embedded in and is part of the inventory), and all substances commingled therewith or added thereto (including, without limitation, any of the foregoing in which any Grantor has an interest as a consignor).

         "INVESTMENT PROPERTY" means "investment property" (as defined in the UCC) including all "securities" (whether certificated or uncertificated), "security entitlements", "securities accounts", "commodity contracts" and "commodity accounts" (in each case as defined in the UCC) of any Grantor, whether now owned or hereafter acquired.

         "PATENT LICENSE" means any written agreement now or hereafter in existence granting to any Grantor any right to use any invention on which a Patent is in existence.

         "PATENTS" means, collectively, all of the following now owned or hereafter created or acquired by any Grantor: (a) all patents and patent applications including all patentable inventions, including, without limitation, any thereof referred to on SCHEDULE II hereto; (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "PERFECTION CERTIFICATE" means a certificate dated as of even date herewith, setting forth the corporate or other names, chief executive office or principal place of business in each state and other current locations of each Grantor and such other information as the Bridge Collateral Agent deems pertinent to the perfection of security interests, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Bridge Collateral Agent, and duly certified by the chief executive, chief financial officer or Treasurer of each Grantor so authorized to act.

         "PERMITTED LIENS" means all Liens respecting the Collateral permitted pursuant to Section 6.02 of the Bridge Agreement.

         "PROCEEDS" means all "proceeds" (as defined in the UCC) and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of any Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral and all Collateral acquired with the cash proceeds of any other Collateral.

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         "RELEVANT COLLATERAL AGENT" means, at such time as the Intercreditor
Agreement is in effect , the Senior Administrative Agent, acting as collateral agent on behalf of the Bridge Collateral Agent and the Bridge Lenders, and at any other time, the Bridge Collateral Agent.

         "SECURED OBLIGATIONS" means, with respect to each Grantor, the collective reference to the unpaid principal of and interest on the Rollover Loans and all other obligations and liabilities of the Company to the Bridge Lenders that may arise under, out of, or in connection with, the Bridge Agreement, the other Loan Documents or any other documents made, delivered or given in connection therewith, (including, without limitation, interest accruing at the then applicable rate provided in the Bridge Agreement after the maturity of the Rollover Loans and interest accruing at the then applicable rate provided in the Bridge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Bridge Lenders that are required to be paid by the Company or any Grantor pursuant to the terms of the Bridge Agreement or any other Loan Document).

         "SECURITY INTERESTS" means the security interests granted pursuant to
Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Bridge Security Agreement.

         "SENIOR ADMINISTRATIVE AGENT" means Wachovia Investors, Inc.

         "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to a Grantor any right to use any Trademark.

         "TRADEMARKS" means, collectively, all of the following now owned or hereafter acquired by any Grantor: (a) all Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, all of such registrations, recordings and applications in the United States Patent and Trademark office are listed on SCHEDULE III hereto; (b) all reissues, extensions and renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

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         "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York "UCC" means the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

         To the extent any amendment, revision or other modification of the UCC after the date hereof results in the renumbering of specific sections, revision of the order of specific sections or other changes in the organization of the UCC in effect as of the date hereof, all references herein to specific sections of the UCC in effect as of the date hereof shall be deemed to refer to such new section or sections which correspond to such original sections.

         "VEHICLES" means all cars, trucks, trailers, construction and earth moving equipment of any Grantor and other vehicles covered by a certificate of title law of any state, and all tires and other appurtenances to any of the foregoing.

SECTION 2. THE SECURITY INTERESTS. (a) In order to secure the payment and performance of the Secured Obligations, the Grantors hereby grant to the Bridge Collateral Agent, for the ratable benefit of itself and the Bridge Lenders, a continuing security interest in and to all of the Grantors' estate, right, title and interest in and to all of the following property, whether now owned or hereafter acquired by the Grantors or in which the Grantors now have or hereafter acquire any estate, right, title or interest, and wherever located (collectively, along with any other property of any Grantor which may from time to time secure the Secured Obligations, the "Collateral"):

(i)      Accounts;

(ii)     Inventory;

(iii)    Documents;

(iv)     Equipment;

(v)      Fixtures;

(vi)     Instruments;

(vii)    General Intangibles;

(viii)   Investment Property;

(ix)     Vehicles;

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(x)      The Collateral Account, all cash deposited therein from time to time, the investments made pursuant to Section 6 and other monies and property of any kind (including any deposit accounts) of any Grantor in the possession or under the control of the Relevant Collateral Agent or any Bridge Lender;

(xi) All Communications Licenses and all goodwill and going concern value relating thereto; PROVIDED, however, that such security interest does not include at any time any Communications License to the extent, but only to the extent, that any Grantor is prohibited at that time from granting a security interest therein pursuant to Communications Law and all other Applicable Law, but includes, to the maximum extent permitted by Applicable Law, all rights incident or appurtenant to any such Communications License and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of any Communications License; and provided further, to the extent that any Grantor is so prohibited from granting a security interest in any Communications License, each Grantor agrees that a security interest shall automatically attach to any such Communications License, all rights incident or appurtenant thereto, and the rights to receive proceeds derived from or in connection with the sale, assignment or transfer of any Communications License, at such time that such a security interest is permitted by Applicable Law;

(xii) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of any Grantor pertaining to any of the Collateral;

(xiii) All other goods and personal property of each Grantor, whether tangible or intangible; and

(xiv) All products and Proceeds of all or any of the Collateral described in clauses (i) through (xiii) hereof.

(b) The Security Interests are granted as security only and shall not subject the Bridge Collateral Agent or any Bridge Lender to, or transfer to the Bridge Collateral Agent or any Bridge Lender, or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Bridge Collateral Agent and the Bridge Lenders to give the necessary consents and waivers to amend the Bridge Agreement and accept the security contemplated hereby, each Grantor represents and warrants as follows:

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(a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in SCHEDULE IV hereto. Such Grantor has only the trade names, domain names and marks listed on SCHEDULE VI hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office and the office in which it maintains all originals of all chattel paper that evidence receivables of such Grantor in the state or jurisdiction set forth in SCHEDULE IV hereto. The information set forth in
SCHEDULE IV hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its chattel paper, type of organization, jurisdiction of organization or organizational identification number from those set forth in SCHEDULE IV except as disclosed in SCHEDULE V hereto.

(b) Each Grantor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Security Interests in the Collateral pursuant to this Bridge Security Agreement and has taken all necessary corporate action to authorize the execution, delivery, performance and grant of the Security Interests on the Collateral pursuant to this Bridge Security Agreement.

(c) This Bridge Security Agreement constitutes a legal, valid and binding obligation of each Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

(d) Each Grantor is the sole owner of, and has good and marketable title to, or a valid leasehold interest in, all of its respective Collateral, free and clear of any Liens other than the Liens permitted under the Bridge Agreement.

(e) No Grantor has performed or failed to perform any acts that would prevent or hinder the Bridge Collateral Agent from enforcing any of the terms of this Bridge Security Agreement. No financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction, except with respect to Permitted Liens. No Collateral of any Grantor is in the possession of any Person (other than the Grantors) asserting any claim thereto or security interest therein, except that the Bridge Collateral Agent or its designee may have possession of Collateral as contemplated hereby and a bailee or consignee may have possession of the Collateral as contemplated by, and so long as the Grantors have complied with, Section 4(a)(iii) and Section 4(a)(iv) hereof.

(f) All of the information set forth in the Perfection Certificate is true and correct as of the date hereof after giving effect to the transactions contemplated by the Senior Facility Documents to be consummated on such date.

(g) Each Grantor has, contemporaneously herewith, delivered to Relevant Collateral Agent possession of all originals of all Instruments and Documents constituting Collateral currently owned or held by such Grantor, if any (duly endorsed in blank, if requested by the Relevant Collateral Agent).

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(h) With respect to any Inventory of the Grantors: (i) all Inventory is, and
shall be at all times, located at places of business listed in the Perfection Certificate or as to which the applicable Grantor has complied with the provisions of Section 4(a)(i) hereof, except Inventory in transit from one such location to another such location; (ii) no inventory is, nor shall at any time or times be, subject to any Lien whatsoever, except for Permitted Liens; (iii) no Inventory in aggregate value exceeding $500,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a landlord, bailee, warehouseman, carrier or similar party (other than a carrier delivering Inventory to a purchaser in the ordinary course of the applicable Grantor's business) unless the Bridge Collateral Agent shall have received prior written notice of such storage and the applicable Grantor has complied with the provisions of Section 4(a)(iii) hereof; and (iv) no Inventory in the aggregate value exceeding $500,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a consignee unless the applicable Grantor has complied with Section 4(a)(iv) hereof and has taken such other action as is reasonably requested by the Bridge Collateral Agent in order to maintain the perfection and priority of the Bridge Collateral Agent's Lien on such Inventory.

(i) With respect to any Intellectual Property the loss, impairment or infringement of which could reasonably be expected to have a Material Adverse
Effect:

(i) such Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(ii)  such Intellectual Property is valid and enforceable;

(iii) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property, including, without limitation, recordations of all of its interests in the Patents and Trademarks in the United States Patent and Trademark Office and its claims to the Copyrights in the United States Copyright Office;

(iv) such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and no claim has been made that the use of such Intellectual Property does or may violate the asserted rights of any third party;

(v) such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain such Intellectual Property in full force and effect; and

(vi) SCHEDULE III attached hereto sets forth a true and complete list of all registered and applied for Intellectual Property owned by the Grantors.

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          (j) The Financing Statements are in appropriate form and, with respect to all Grantors, the Bridge Collateral Agent for the ratable benefit of itself and the Bridge Lenders, has a valid and perfected security interest in the Collateral, prior to all other Liens and rights of others therein in existence on the date hereof except for the Liens permitted under the Bridge Agreement. All filings and other actions necessary (including, without limitation, (i) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (ii) actions necessary to perfect the Bridge Collateral Agent's Security
     Interest  with  respect  to  Collateral   evidenced  by  a  certificate  of
     ownership) or desirable to perfect and protect such Security Interests, except for the recordation of this Bridge Security Agreement with the United States Patent and Trademark Office which will be recorded by the Bridge Collateral Agent, have been duly taken.

SECTION 4. FURTHER ASSURANCES; COVENANTS

          (a) GENERAL. (i) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location without first giving at least thirty (30) days prior written notice to the Bridge Collateral Agent and taking all action required by the Bridge Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Bridge Security Agreement, including such Grantor agrees to execute or authenticate and deliver to the Bridge Collateral Agent all financing statements and financing statement amendments which the Bridge Collateral Agent may reasonably request in connection therewith. Each Grantor agrees to promptly notify the Bridge Collateral Agent of any change in the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate and, within thirty (30) days after such change, such Grantor agrees to execute and deliver to the Bridge
     Collateral Agent all financing statements and financing statement amendments which the Bridge Collateral Agent may reasonably request in connection therewith. No Grantor will in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (ii) The Grantors will maintain the Bridge Collateral Agent's Lien on the Collateral as a first priority perfected Lien thereon, subject only to Permitted Liens. Upon the reasonable request of the Bridge Collateral
     Agent, each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC and any filings with the United States Patent and Trademark Office and United States Copyright Office) that from time to time may be necessary in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Bridge Collateral Agent and the Bridge Lenders to obtain the full benefits of this Bridge Security Agreement, or to enable the Bridge Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Bridge Security Agreement or of a financing statement is sufficient as a financing statement. The Grantors shall pay the costs of, or incidental to, any recording or filing of the Financing Statements and any other financing statements, financing statement amendments or continuation statements concerning the Collateral.

          (iii) Collateral exceeding $500,000 in aggregate value shall not at any time be in the possession or control of any landlord, warehouseman, bailee, or any of any Grantor's agents or processors, unless such Grantor has notified in writing such landlord, warehouseman, bailee, agent or processor of the Security Interests created hereby, and has obtained such landlord's, warehouseman's, bailee's, agent's or processor's agreement in writing to hold all such Collateral for the Bridge Collateral Agent's account subject to the Bridge Collateral Agent's instructions and has to caused such landlord, warehouseman, bailee, agent or processor to issue and deliver to the Bridge Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Bridge Collateral Agent's name and in form and substance reasonably acceptable to the Bridge Collateral Agent.

          (iv) Collateral exceeding $500,000 in aggregate value shall not at any time be in the possession or control of any consignee, unless the applicable Grantor(s) has notified in writing each such consignee of the Security Interests created hereby, and has obtained such consignee's agreement in writing to hold all such Collateral for the Bridge Collateral Agent's account subject to the Bridge Collateral Agent's instructions, and has caused such consignee to issue and deliver to the Bridge Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Bridge Collateral Agent's name and in form and substance reasonably acceptable to the Bridge Collateral Agent.

          (v) Each Grantor will cause the Bridge Collateral Agent, for the ratable benefit of itself and the Bridge Lenders, to be named as additional insured and loss payee, subject to Intercreditor Agreement, on each all-risk property and business interruption insurance policy, and additional insured on each comprehensive general liability, workers' compensation, employer's liability, automobile liability and umbrella liability policy. Obligations under such policies shall be the sole obligation of the applicable Borrowers and no action of the Borrowers shall invalidate the rights and interests of the Bridge Collateral Agent and Bridge Lenders thereunder. In addition, the Bridge Collateral Agent on behalf of itself and the Bridge Lenders may obtain (or maintain) any insurance required hereunder, with all costs and reasonable expenses therefor to be reimbursed by the Borrowers upon demand. Each such insurance policy shall provide that (A) each additional insured shall be covered as if a separate (and equivalent) policy covered such Person, (B) the insurers thereunder shall waive all right of subrogation against the Bridge Collateral Agent and Bridge Lenders and any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise, (C) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Bridge Collateral Agent and Bridge Lenders and (D) all insurance proceeds shall be adjusted with and payable to the Bridge Collateral Agent and provide that no cancellation or termination thereof shall be effective until at least thirty (30) days have elapsed after receipt by the Bridge Collateral Agent of written notice thereof. The Bridge Collateral Agent agrees that, as long as no Default or Event of Default has occurred and is continuing, any such proceeds received by it shall be applied (and to the extent required, paid over to the Grantors) in the manner set forth in Section 4.5(c)(iv) of the Senior Credit Agreement.

          (vi) Each Grantor will, promptly upon request, provide to the Bridge Collateral Agent all information and evidence the Bridge Collateral Agent may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Bridge Collateral Agent to enforce the provisions of this Bridge Security Agreement.

          (vii) If an Event of Default has occurred and is continuing, upon request by and to the satisfaction of the Bridge Collateral Agent, each Grantor shall, at its cost and expense, cause to be delivered to the Bridge Collateral Agent and the Bridge Lenders an opinion or opinions of counsel, as to the enforceability of the Loan Documents and the Lien of the Bridge Collateral Agent and Bridge Lenders on the Collateral and other property of the Grantors and such other matters relating to the transactions contemplated hereby as the Bridge Collateral Agent or the Bridge Lenders may reasonably request.

          (viii) Each Grantor will comply in all material respects with all Applicable Laws applicable to the Collateral or any part thereof or to the operation of such Grantor's business.

          (ix) Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (A) the validity thereof is being contested in good faith by appropriate proceedings,
     (B) such proceedings do not involve any reasonable danger of the prompt sale, forfeiture or loss of or creation of a Lien on any of the Collateral or any interest therein and (C) such charge is adequately reserved against on such Grantor's books in accordance with GAAP.

          (x)    The Grantors shall not

        (1) sell, assign (by operation of law or otherwise), abandon or otherwise dispose of any of the Collateral, except as permitted by the Bridge Agreement; or

        (2) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person or entity, except as permitted by the Bridge Agreement.

(b) ACCOUNTS, ETC.


(i) Each Grantor shall use all reasonable efforts to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, delinquent Accounts which shall be collected in accordance with lawful collection procedures) and to apply forthwith amounts so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorney's fees) of collection of Accounts incurred by such Grantor or the Bridge Collateral Agent shall be borne by such Grantor.

(ii) Upon the occurrence and during the continuance of any Event of Default, upon request of the Bridge Collateral Agent or the Required Lenders, each Grantor will promptly notify (and each Grantor hereby authorizes the Bridge Collateral Agent so to notify) each Account Debtor in respect of any Account that such Account has been assigned to the Bridge Collateral Agent hereunder and that any payments due or to become due in respect of such Account are to be made directly to the Bridge Collateral Agent or its designee.

(iii) Each Grantor will perform and comply with all of its material obligations in respect of Accounts and General Intangibles and the exercise by the Bridge Collateral Agent of any of its rights hereunder shall not release such Grantor from any of its duties or obligations.

(iv) No Grantor will (A) amend, modify, terminate or waive any material provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral, (B) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination) or (C) fail to deliver to the Bridge Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

(v) Other than in the ordinary course of business as conducted by each Grantor over a period of time, no Grantor will (A) grant any extension of the time of payment of any Account with a face amount in excess of $250,000, (B) compromise, compound or settle the same for less than the full amount thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount whatsoever thereon.

(vi) At the reasonable request of the Bridge Collateral Agent or Bridge Lenders, the Grantors shall deliver to the Bridge Collateral Agent with a copy for each Bridge Lender an Accounts Aging Report.

(c) EQUIPMENT, ETC. Each Grantor will (i) maintain each item of Equipment in the same condition, repair and working order as when acquired, ordinary wear and tear, immaterial impairments of value and damage by the elements excepted, and in accordance with any manufacturer's manual, (ii) provide as quickly as practicable all maintenance, service and repairs necessary for such purpose and
(iii) furnish to the Bridge Collateral Agent promptly a statement respecting any material loss or damage to any of the Equipment with a value exceeding $500,000.

(d) INTELLECTUAL PROPERTY.

          (i) Each Grantor shall notify the Bridge Collateral Agent promptly (A) of its acquisition after the Closing Date of any Patent, Patent License, Copyright, Copyright License, Trademark or Trademark License and (B) if it knows, or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any Patent or Trademark, its right to register the same, or to keep and maintain the same. In the event that any Patent, Patent License, Copyright, Copyright License, Trademark or Trademark License is infringed, misappropriated or diluted by a third party, the affected Grantor shall notify the Bridge Collateral Agent promptly after it learns thereof and shall, unless such Grantor and the Bridge Collateral Agent shall jointly determine that any such action would be of immaterial economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all resulting damages and take such other actions as may be appropriate under the circumstances to protect such Patent, Patent License, Copyright, Copyright License, Trademark or Trademark License. Each Grantor agrees, either itself or through any agent, employee or licensee, to inform the Bridge Collateral Agent upon the filing of an application for the registration of any Patent, Copyright or Trademark with the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, and, upon issuance of such patent or Trademark, to execute and deliver thereto any and all agreements, instrument, documents and papers the Bridge Collateral Agent may reasonably request to evidence the Security Interests in such Patent, Copyright or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Each Grantor hereby constitutes the Bridge Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power, being coupled with an interest, shall be irrevocable until the Secured Obligations are paid in full.

          (ii) Each Grantor shall preserve and maintain in all material respects rights in the Intellectual Property which is material to the conduct of its business and, upon and after the occurrence and during the continuance of an Event of Default, if requested by the Bridge Collateral Agent, use its best efforts to obtain any consents, waivers or agreements necessary to enable the Bridge Collateral Agent to exercise its remedies with respect to the Intellectual Property. No Grantor shall abandon any right to file a Copyright, Patent or Trademark application that is material to the business of such Grantor nor shall such Grantor abandon any such pending Copyright, Patent or Trademark application, or Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License without the prior written consent of the Bridge Collateral Agent.

(iii) The Grantors hereby assign, transfer and convey to the Bridge Collateral Agent, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned or used by the Grantors, together with any goodwill associated therewith, all to the extent necessary to enable the Bridge Collateral Agent to realize on the Collateral (including, without limitation, completing production of, advertising for sale and selling the Collateral) and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Bridge Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor by the Bridge Collateral Agent.

(e) VEHICLES. The Company will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. Upon the request of the Bridge Collateral Agent, all applications for certificates of title or ownership indicating the Bridge Collateral Agent's Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Bridge Collateral Agent shall deem advisable to perfect its Liens on the Vehicles. Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

(f) INDEMNIFICATION. Each Grantor agrees to pay, and to save the Bridge Collateral Agent and the Bridge Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, complying with any Applicable Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Bridge Security Agreement (except to the extent any such liabilities, costs and expenses result from the gross negligence or willful misconduct of the Bridge Collateral Agent or Bridge Lenders). In any suit, proceeding or action brought by the Bridge Collateral Agent under any Account for any sum owing thereunder, or to enforce any provisions of any Account, each Grantor will save, indemnify and keep the Bridge Collateral Agent and the Bridge Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account Debtor or any other obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Account Debtor or obligor or its successors from any Grantor (except to the extent any such expense, loss or damage results from the gross negligence or willful misconduct of the Bridge Collateral Agent or Bridge Lenders). The obligations of the Grantors under this
Section 4(f) shall survive the termination of the other provisions of this Bridge Security Agreement.

SECTION 5. REPORTING AND RECORDKEEPING. Each Grantor respectively covenants and agrees with the Bridge Collateral Agent and the Bridge Lenders that from and after the date of this Bridge Security Agreement and until the Commitments have terminated and all Secured Obligations have been fully satisfied:

(a) MAINTENANCE OF RECORDS GENERALLY. Each Grantor will keep and maintain at its own cost and expense complete and accurate records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. All chattel paper given to such Grantor with respect to any Accounts will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Morgan Stanley Senior Funding, Inc., as Bridge Collateral Agent, subject to the terms of the Intercreditor Agreement" dated September 13, 2002, as amended from time to time. For the Bridge Collateral Agent's and the Bridge Lenders' further security, each Grantor agrees that upon the occurrence and during the continuation of any Default or Event of Default, such Grantor shall deliver and turn over any such books and records directly to the Bridge Collateral Agent or its designee. Each Grantor shall permit any representative of the Bridge Collateral Agent to inspect such books and records in accordance with Section 5.06 of the Bridge Agreement and will provide photocopies thereof to the Bridge Collateral Agent upon its reasonable request.

(b) CERTAIN PROVISIONS REGARDING MAINTENANCE OF RECORDS AND REPORTING
    RE: ACCOUNTS.

          (i) In the event any amounts due and owing in excess of $250,000 individually or $500,000 in the aggregate are in dispute between any Account Debtor and any Grantor, such Grantor shall provide the Bridge Collateral Agent with written notice thereof promptly after such Grantor's learning thereof, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

          (ii) Each Grantor will promptly notify the Bridge Collateral Agent in writing if any Account or Accounts, the face value of which exceeds $250,000 individually or $500,000 in the aggregate, arises or arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, or of any state (or department, agency, subdivision or instrumentality thereof) where such state has a state assignment of claims act or other law comparable to the Federal Assignment of Claims Act. Each Grantor will take all reasonable action required or reasonably requested by the Bridge Collateral Agent or give notice of the Bridge Collateral Agent's Security Interest in such Accounts under the provisions of the Federal Assignment of Claims Act or any comparable law or act enacted by any state or local Governmental Authority. Any notifications or other documents executed and delivered to the Bridge Collateral Agent in connection with the Federal Assignment of Claims Act or any comparable state law may be promptly filed with the appropriate Governmental Authority by the Bridge Collateral Agent or held by the Bridge Collateral Agent until the Bridge Collateral Agent or the Required Lenders decide in its or their sole discretion to make any such filing.

(iii) The Grantors will promptly upon, but in no event later than ten
(10) Business Days after: (A) the Grantor's learning thereof, inform the Bridge Collateral Agent, in writing, of any material delay in such Grantor's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $250,000 for any single Account or Account Debtor or in excess of $500,000 in the aggregate for all Accounts and Account Debtors; and (B) the Grantor's receipt or learning thereof, furnish to and inform the Bridge Collateral Agent of all adverse information relating to the financial condition of any Account Debtor with respect to Accounts exceeding $250,000 individually or $500,000 in the aggregate.

(c) FURTHER IDENTIFICATION OF COLLATERAL. Each Grantor will, if so requested by the Bridge Collateral Agent, furnish to the Bridge Collateral Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bridge Collateral Agent may reasonably request, all in reasonable detail.

(d) NOTICES. In addition to the notices required by Section 5(b) hereof, each Grantor will advise the Bridge Collateral Agent promptly, in reasonable detail,
(i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material adverse change in the composition of the Collateral, and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Collateral or on the validity, perfection or priority of the Security Interests.

SECTION 6. COLLATERAL ACCOUNT. (a) Pursuant to the Senior Security Agreement, a Collateral Account has been established with the Senior Administrative Agent in the name and under the exclusive dominion and control of the Senior Administrative Agent, for the ratable benefit of the Bridge Collateral Agent and the Bridge Lenders, subject to the terms of the Intercreditor Agreement. There shall be deposited from time to time into such account the cash proceeds of the Collateral required to be delivered to the Senior Administrative Agent pursuant to Section 6(b) hereof or any other provision of this Bridge Security Agreement. Any income received by the Senior Administrative Agent, on behalf of the Bridge Collateral Agreement with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on investments of amounts on deposit in the Collateral Account, shall remain, or be deposited, in the Collateral Account together with any investments from time to time made pursuant to Section 6(c), shall vest in the Senior Administrative Agent, for the ratable benefit of the Bridge Collateral Agent and the Bridge Lenders, subject to the terms of the Intercreditor Agreement, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

(b) Upon the occurrence and during the continuance of an Event of Default, if requested by the Bridge Collateral Agent, subject to the terms of the Intercreditor Agreement, each Grantor shall instruct all Account Debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (i) directly to the Bridge Collateral Agent, on behalf of the Bridge Collateral Agreement (by instructing that such payments be remitted to a post office box which shall be in the name and under the exclusive dominion and control of the Senior Administrative Agent, on behalf of the Bridge Collateral Agent) or (ii) to one or more other banks in any state in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the exclusive dominion and control of such bank) under a Lockbox Letter substantially in the form of ANNEX I hereto duly executed by each Grantor and such bank or under other arrangements, in form and substance satisfactory to the Bridge Collateral Agent, pursuant to which such Grantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Bridge Collateral Agent for deposit into the Collateral Account or as the Senior Administrative Agent may otherwise instruct such bank, and thereafter if the proceeds of any Collateral shall be received by any of the Grantors, such Grantor will promptly deposit such proceeds into the Collateral Account and until so deposited, all such proceeds shall be held in trust by such Grantor for and as the property of the Senior Administrative Agent, for the ratable benefit of the Bridge Collateral Agent and the Bridge Lenders and shall not be commingled with any other funds or property of such Grantor. At any time after the occurrence and during the continuance of an Event of Default, the Senior Administrative Agent may itself so instruct each Grantor's Account Debtors. All such payments made to the Senior Administrative Agent shall be deposited in the Collateral Account.

(c) Amounts on deposit in the Collateral Account shall be promptly liquidated and applied to the payment of the Secured Obligations in the manner specified in
Section 10 hereof.

SECTION 7. GENERAL AUTHORITY. (a) The Grantors hereby irrevocably appoint the Bridge Collateral Agent their true and lawful attorney, with full power of substitution, in the name of each Grantor, the Bridge Collateral Agent, the Bridge Lenders or otherwise, for the sole use and benefit of the Bridge Collateral Agent and the Bridge Lenders, but at the Grantors' expense, to exercise, at any time from time to time all or any of the following powers:

(i) to file the Financing Statements and any financing statements, financing statement amendments and continuation statements referred to in Sections 4(a)(i), 4(a)(ii) and Section 7(c) hereof;

(ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof;

(iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

(iv) to sell, transfer, license, assign or otherwise deal in or with the Collateral and the Proceeds thereof, as fully and effectually as if the Bridge Collateral Agent were the absolute owner thereof; and

(v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral;

PROVIDED that the Bridge Collateral Agent shall not take any of the actions described in this Section 7 except those described in clause (i) above unless an Event of Default shall have occurred and be continuing and the Bridge Collateral Agent shall give the Grantors not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Grantors agree that any such notice constitutes "reasonable notification" within the meaning of Section 9-610(b) of the UCC (to the extent such Section is applicable).

(b) RATIFICATION. The Grantors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-509 of the UCC and any other applicable law, each Grantor authorizes the Bridge Collateral Agent to file or record financing statements, financing statement amendments, continuation statements and other filings or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Bridge Collateral Agent determines appropriate to perfect the Security Interests of the Bridge Collateral Agent under this Bridge Security Agreement. A photographic or other reproduction of this Bridge Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

(d) OTHER POWERS. The Grantors also authorize the Bridge Collateral Agent at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

SECTION 8. REMEDIES UPON EVENT OF DEFAULT. (a) If any Event of Default has occurred and is continuing, the Bridge Collateral Agent may, upon the request of the Required Lenders (and only upon such request), exercise on behalf of itself and the Bridge Lenders all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Bridge Collateral Agent may, upon the request of the Required Lenders (and only upon such request), (i) withdraw all cash, if any, in the Collateral Account and investments made with amounts on deposit in the Collateral Account, and apply such monies, investments and other cash, if any, then held by it as Collateral as specified in Section 10 hereof and (ii) if there shall be no such monies, investments or cash or if such monies, investments or cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Bridge Collateral Agent may deem satisfactory. The Bridge Collateral Agent or any Bridge Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor will execute and deliver such documents and take such other reasonable actions as the Bridge Collateral Agent deems reasonably necessary or reasonably advisable in order that any such sale may be made in compliance with law. Upon any such sale the Bridge Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold (without warranty). Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Grantor. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice of such sale shall be given to the Grantors ten (10) days prior to such sale and (A) in case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Bridge Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Bridge Collateral Agent may determine. The Bridge Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Bridge Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Bridge Collateral Agent until the selling price is paid by the purchaser thereof, but the Bridge Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Bridge Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.

(b) For the purpose of enforcing any and all rights and remedies under this Bridge Security Agreement, the Bridge Collateral Agent may (i) require each Grantor to, and each Grantor agrees that it will, at its expense and upon the reasonable request of the Bridge Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Bridge Collateral Agent and make it available at the premises of such Grantor or other place reasonably deemed by the Bridge Collateral Agent to be reasonably convenient thereto and such Grantor, (ii) to the extent permitted by applicable law, enter, and without breach of the peace, any premise where any of the Collateral is or may be located and, without charge or liability to the Bridge Collateral Agent (except for any liability resulting from the gross negligence or willful misconduct thereof), seize and remove such Collateral from such premises, (iii) have access to and use such Grantor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Bridge Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Trademark, trade name, Copyright, Patent or technical process used by such Grantor.

(c) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing,

(i) the Bridge Collateral Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Bridge Collateral Agent shall in its sole discretion determine;

(ii) the Bridge Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Patent Licenses, Copyright Licenses or Trademark Licenses and take or refrain from taking any action under any thereof; PROVIDED, HOWEVER, that no such actions could reasonably be expected to result in the failure of such Patent Licenses, Copyright Licenses or Trademark Licenses to remain in compliance with all Applicable Law, and the Grantors hereby release the Bridge Collateral Agent and each of the Bridge Lenders free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except with respect to the gross negligence or willful misconduct of the Bridge Collateral Agent or the Bridge Lenders; and

(iii) upon request by the Bridge Collateral Agent, the Grantors will execute and deliver to the Bridge Collateral Agent a power of attorney, in form and substance satisfactory to the Bridge Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant or option, sale or other disposition of a Patent or Trademark. In the event of any such disposition pursuant to this Section 8, the Grantors shall supply their know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to the Bridge Collateral Agent.

SECTION 9. LIMITATION ON DUTY OF RELEVANT COLLATERAL AGENT IN RESPECT OF COLLATERAL. Beyond reasonable care in the custody thereof, the Relevant Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Relevant Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Relevant Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Relevant Collateral Agent in good faith.

SECTION 10. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the Intercreditor Agreement, and thereafter with the Grantors or their successors or assigns, or as a court of competent jurisdiction may direct Bridge Agreement, of any surplus then remaining from such proceeds. The Bridge Collateral Agent may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 11. CONCERNING THE BRIDGE COLLATERAL AGENT. The provisions of Article XIII of the Credit Agreement shall inure to the benefit of the Bridge Collateral Agent in respect of this Bridge Security Agreement and shall be binding upon the parties to the Senior Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Bridge Collateral Agent therein set forth:

(a) The Bridge Collateral Agent is authorized to take all such action as is provided to be taken by it as Bridge Collateral Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Bridge Collateral Agent may request instructions from the Bridge Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders (or, when expressly required by this Bridge Security Agreement or the Bridge Agreement, all the Bridge Lenders) or, in the absence of such instructions, in accordance with its discretion.

(b) The Bridge Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Bridge Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by any Grantor.

SECTION 12. APPOINTMENT OF COLLATERAL AGENTS. At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of the Loan Documents, the Bridge Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral agent or agents, jointly with the Bridge Collateral Agent or separately, on behalf of the Bridge Collateral Agent and the Bridge Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Bridge Collateral Agent, include provisions for the protection of such collateral agent similar to the provisions of Section 11 hereof).

SECTION 13. EXPENSES. In the event that the Grantors fail to comply with the provisions of the Bridge Agreement, this Bridge Security Agreement or any other Loan Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at material risk, the Bridge Collateral Agent if requested by the Bridge Lenders may, but shall not be required to, effect such compliance on behalf of the Grantors, and the Grantors shall reimburse the Bridge Collateral Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other Governmental Authority on any of the Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors; and if the Grantors fail promptly to pay any portion thereof when due, the Bridge Collateral Agent or any Bridge Lender may, at its option, but shall not be required to, pay the same and charge the Grantors' account therefor, and the Grantors agree to reimburse the Bridge Collateral Agent or such Bridge Lender therefor on demand. All sums so paid or incurred by the Bridge Collateral Agent or any Bridge Lender for any of the foregoing and any and all other sums for which the Grantors may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Bridge Collateral Agent or any Bridge Lender in enforcing or protecting the Security Interests or any of their rights or remedies thereon shall be payable by the Grantors on demand and shall bear interest (after as well as before judgment) until paid at the rate then applicable to Rollover Loans under the Bridge Agreement and shall be additional Secured Obligations hereunder.

SECTION 14. INTERCREDITOR AGREEMENT. Notwithstanding anything in this Bridge Security Agreement to the contrary, expressed or implied, this Bridge Security Agreement is subject to the terms of the Intercreditor Agreement. To the extent that any provision of this Bridge Security Agreement conflicts with the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall be controlling.

SECTION 15. NOTICES. All notices, communications and distributions hereunder shall be given or made in accordance with Section 9.01 of the Bridge Agreement.

SECTION 16. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Bridge Collateral Agent and the Bridge Lenders set forth in this Bridge Security Agreement is not intended to be exhaustive and the exercise by the Bridge Collateral Agent and the Bridge Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Bridge Collateral Agent or any Bridge Lender in exercising any right, power or privilege under this Bridge Security Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Bridge Collateral Agent and the Bridge Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Bridge Security Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. This Bridge Security Agreement is a Loan Document executed pursuant to the Bridge Agreement.

SECTION 17. REGULATORY APPROVALS. If an Event of Default shall have occurred and be continuing, upon the request of the Bridge Collateral Agent, each Grantor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Bridge Collateral Agent may reasonably request or as may be required by law in connection with the obtaining of any consent, approval, registration, qualification or authorization of the FCC and any applicable PUC (collectively, the "Regulatory Authorities") or of any other Person necessary or reasonably appropriate for the effective exercise of any rights under this Bridge Security Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Grantors shall take any action which the Bridge Collateral Agent may reasonably request in order to transfer and assign to the Bridge Collateral Agent, or to such one or more third parties as the Bridge Collateral Agent may designate, or to a combination of the foregoing, each Communications License. To enforce the provisions of this Section, upon the occurrence and during the continuance of an Event of Default, the Bridge Collateral Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction.

Such receiver shall be instructed to seek from the Regulatory Authorities an involuntary transfer of control of each such Communications License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Grantors hereby agree to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Grantors shall refuse to authorize the transfer, their approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, the Grantors shall further use their best efforts to assist in obtaining approval of the Regulatory Authorities, if required, for any action or transactions contemplated by this Bridge Security Agreement including, without limitation, the preparation, execution and filing with the Regulatory Authorities of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Communications License or transfer of control necessary or reasonably appropriate under the rules and regulations of the Regulatory Authorities for the approval of the transfer or assignment of any portion of the Collateral, together with any Communications License. The Grantors acknowledge that the assignment or transfer of each Communications License is integral to the Bridge Collateral Agent's and the Bridge Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Grantors to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agree that each and every covenant contained in this Section may be specifically enforced, and the Grantors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants.

SECTION 18. SUCCESSORS AND ASSIGNS. This Bridge Security Agreement is for the benefit of the Bridge Collateral Agent and the Bridge Lenders and their successors and assigns (as permitted by the Bridge Agreement), and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Bridge Security Agreement shall be binding on the Grantors and their successors and assigns; provided, that the Grantors may not assign any of their rights or obligations hereunder without the prior written consent of the Bridge Collateral Agent and the Bridge Lenders.

SECTION 19. AMENDMENTS, WAIVERS AND CONSENTS. No term, covenant, agreement or condition of this Bridge Security Agreement may be amended or waived, nor may any consent be given, except pursuant to a Joinder Agreement and otherwise in the manner set forth in Section 15.11 of the Senior Credit Agreement.

SECTION 20. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest and are irrevocable.

SECTION 21. GOVERNING LAW. THIS BRIDGE SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 22. CONSENT TO JURISDICTION. Each Grantor irrevocably consents to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of or any dispute in connection with this Bridge Security Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each Grantor irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Bridge Collateral Agent or any Bridge Lender in connection with this Bridge Security Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner provided in
Section 9.01 of the Bridge Agreement. Nothing in this Section 21 shall affect the right of the Bridge Collateral Agent or any Bridge Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Bridge Collateral Agent or any Bridge Lender to bring any action or proceeding against any Grantor or its properties in the courts of any other jurisdictions. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of te venue of any such proceeding brought in any court specified above and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 23. WAIVER OF JURY TRIAL; INJUNCTIVE RELIEF; PUNITIVE DAMAGES. JURY TRIAL. THE PARTIES HERETO AND TO THE OTHER LOAN DOCUMENTS HEREBY ACKNOWLEDGE THAT THEY IRREVOCABLE WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE (AS HEREINAFTER DEFINED) IN CONNECTION WITH THIS BRIDGE SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. FOR THE PURPOSE OF THIS SECURITY AGREEMENT, "DISPUTE" MEANS ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS BRIDGE SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT. "DISPUTES" MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, CLAIMS BROUGHT AS CLASS ACTIONS, CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, OR CLAIMS CONCERNING ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIPS ARISING OUT OF OR CONNECTED WITH THE LOAN DOCUMENTS.

(a) INJUCTIVE RELIEF. Each party hereto recognizes that, in the event any such Person fails to perform, observe or discharge any of its obligations or liabilities under this Bridge Security Agreement, any remedy of law may prove to be inadequate relief to the Bridge Collateral Agent and the Bridge Lenders. Therefore, each Grantor agrees that the Bridge Collateral Agent and the Bridge Lenders, at their option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) PUNITIVE DAMAGES. Each party hereto and to the other Loan Documents agrees that it shall not have a remedy of punitive or exemplary damages against any other party hereto or any other Loan Document in any Dispute and hereby waives any right or claim to punitive or exemplary damages such party has now or which may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

SECTION 24. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bridge Collateral Agent and the Bridge Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 25. HEADINGS. The various headings of this Bridge Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Bridge Security Agreement or any provisions hereof.

SECTION 26. COUNTERPARTS. This Bridge Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Bridge Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
                     GRANTORS:
            CHOICE ONE COMMUNICATIONS INC.
            CHOICE ONE COMMUNICATIONS OF NEW YORK INC.
            CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.
            CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
            CHOICE ONE COMMUNICATIONS INTERNATIONAL INC.
            CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
            CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.
            CHOICE ONE COMMUNICATIONS OF MAINE INC.
            CHOICE ONE OF NEW HAMPSHIRE INC.
            CHOICE ONE COMMUNICATIONS OF OHIO INC.
            CHOICE ONE COMMUNICATIONS OF VERMONT INC.
            CHOICE ONE ONLINE INC.
            CHOICE ONE COMMUNICATIONS OF VIRGINIA INC.
            Choice One Communications Services Inc.
            US XCHANGE INC. (formerly known as BARTER ACQUISITION CORPORATION) US XCHANGE OF INDIANA, L.L.C.
            US XCHANGE OF ILLINOIS, L.L.C.
            US XCHANGE OF WISCONSIN, L.L.C.
            US XCHANGE OF MICHIGAN, L.L.C.


            By:  /s/ Ajay Sabherwal
                 ---------------------------------------
                 Name: Ajay Sabherwal
                 Title: Executive Vice President
                        & Chief Financial Officer

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                      as Bridge Collateral Agent

                      By: /s/ Lucy K. Galbraith
                      -----------------------------------
                      Name: Lucy K. Galbraith
                      Title: Managing Director